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                                                                     EXHIBIT 3.1



                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  AZURIX CORP.

          (Pursuant to Sections 242 and 245 of the General Corporation
                         Law of the State of Delaware)

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         Azurix Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of the Corporation is Azurix Corp., and the name under which the Corporation was originally incorporated was Enron International Water Development Corp. The date of filing of the Corporation's original Certificate of Incorporation was January 29, 1998.

         2. This Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") restates and integrates and further amends the Certificate of Incorporation of the Corporation.

                                   ARTICLE I.

         The name of the Corporation is Azurix Corp.

                                  ARTICLE II.

         The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III.

         The purpose of the Corporation is to engage, directly or indirectly (through affiliates or otherwise), in acquiring, owning, operating, and managing water and wastewater assets, providing water- and wastewater- related services, and developing and managing water resources, including without limitation (i) the ownership, operation, and management of water supply and wastewater systems and facilities, (ii) the ownership of interests entitling the owner to supplies of water (including water supply agreements and water rights and other interests in real property held primarily for use in production, collection, or storage of water), (iii) the ownership and operation of real and personal property used or useful in connection with exploration for water, development of water reserves upon discovery thereof, production of water from wells located on water properties, and storage and transportation of water including, but not limited to, water wells, water pipelines, water storage tanks, water treatment plants, water pressurization facilities, water distribution systems, and rights of way, licenses and other rights associated therewith, (iv) the ownership and operation of real and personal property used or useful in connection with water and wastewater collection, treatment, distribution, and disposal operations, including, but not limited to, reservoirs,
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wells, abstraction devices, pipelines, aqueducts, desalination plants, water treatment facilities, distribution networks, wastewater collection networks, and wastewater treatment facilities, (v) service agreements that relate to the management of water supply or water or wastewater facilities or systems, including, but not limited to, water and wastewater system management contracts and "back office" services agreements, (vi) the operation, management, and provision of architectural, engineering, and construction services related to the foregoing, (vii) services and assets to dispose of residual products from wastewater treatment, (viii) remediation and development of underground infrastructure related to water and wastewater systems and supply, (ix) risk management services involving water supplies, (x) debt of or equity interests in corporations, partnerships, or other entities engaged in businesses that the Corporation is permitted hereby to engage in, (xi) any other lawful business or activity that now or hereafter may be incidental to the foregoing purpose or acquired as part of a larger acquisition transaction the majority of the value of which (as determined by the Board of Directors of the Corporation or its designee in good faith) relates to one or more of the foregoing purposes, but excluding (in the case of each of items (i) through (xi)) supplying fuel, supplying energy (other than sales of excess generation from facilities principally serving assets or facilities described in items (i), (iii), (iv) and (vii) above), or providing risk management services on a commodity other than water (other than being a party to a risk management arrangement to protect against risks facing the Corporation), and (xii) any other lawful business or activity; provided that such other business or activity contemplated by this clause (xii) is approved in writing by Enron Corp., an Oregon corporation, which approval may be granted or withheld by Enron Corp. in its sole discretion and which approval may be general in nature or may be confined to a particular facility or a particularly described expanded business purpose. Notwithstanding the foregoing, from and after the first date on which both of the following tests are met: (a) Enron Corp. and affiliates of Enron Corp. do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the capital stock of the Corporation having ordinary voting power for the election of directors, and (b) fewer than one-third of the directors of the Corporation are persons who are employees, officers or directors of Enron Corp. or of any affiliate of Enron Corp., the purpose of the Corporation shall be to engage in any lawful business or activity in which a corporation organized under the laws of Delaware is permitted to engage under Delaware law.

                                  ARTICLE IV.

         The total number of shares of stock that the Corporation shall have authority to issue is, 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 50,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

         1.      Provisions Relating to the Common Stock.

         (a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends and other distributions in cash, stock of any corporation or property of the Corporation when, as and if declared thereon by the Board of Directors of the Corporation out





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of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

         (b) The holders of Common Stock shall be entitled to participate in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, and after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference of any shares of capital stock of the Corporation having such a preference, distributing such proceeds pro-rata among the holders of Common Stock. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (b), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

         (c) Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the common stockholders of the Corporation for a vote.

         2.      Provisions Relating to the Preferred Stock.

         (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, privileges, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

         (b) Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                 (i) whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                 (ii) the number of shares to constitute the class or series and the designations thereof;

                 (iii) the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                 (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;





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                 (v)      whether or not the shares of a class or series shall
be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

                 (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                 (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                 (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                 (ix) any other special rights and protective provisions with respect to any class or series as may to the Board of Directors of the Corporation seem advisable.

         (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         3.      General.

         (a) Subject to the foregoing provisions of this Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.





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         (b)     The Corporation shall have authority to create and issue
rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                   ARTICLE V.

         The Corporation shall have perpetual existence.

                                  ARTICLE VI.

         No holder of any shares of the Corporation, whether now or hereinafter authorized, shall have any preemptive right to subscribe for or to purchase any shares or other securities of the Corporation, nor have any right to cumulate his votes for the election of directors. Except as otherwise provided in this Restated Certificate of Incorporation or the Bylaws or as otherwise required by law, at all meetings of the stockholders of the Corporation, a quorum being present, all matters shall be decided by a majority of the votes cast. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever, but shall be exempt from corporate liability.

                                  ARTICLE VII.

         The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

         1. The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide.

         2. The Board of Directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the Board of Directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 2000, of Class II shall expire at the annual meeting of stockholders of the Corporation in 2001, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 2002, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal.
At each annual meeting of stockholders beginning with the annual meeting of stockholders in 2000, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting





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of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Article VII, the majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

         3. Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the Board of Directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

         4. Prior to the first date (the "Trigger Date") upon which neither Atlantic Water Trust nor Enron Corp. (together with its subsidiaries) is the holder of record of a majority of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors calculated on a per vote basis, a director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, with or without cause, by an affirmative vote of the holders of a majority of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole Board of Directors for this purpose. On and after the Trigger Date, a director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause, by an affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole Board of Directors for this purpose.

         5. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes of the outstanding shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required on and after the Trigger Date to amend or repeal, or to adopt any provision inconsistent with, this Article VII.





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                                 ARTICLE VIII.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

         1. To make, alter, amend and rescind the Bylaws of the Corporation.

         2. To set apart out of any of the available funds of the Corporation such reserves for proper purposes as the Board of Directors of the Corporation may deem expedient, and to abolish any such reserves.

         3. To determine the use and distribution of any surplus and net profits.

         4. To authorize and cause to be executed and delivered, without limit as to amount, mortgages and instruments of pledge of, and other instruments creating liens upon, the real and personal property of the Corporation.

         5. From time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute, or authorized by the Board of Directors or by a resolution of the stockholders.

         6. By resolution or resolutions, passed by a majority of the whole Board of Directors, to designate one or more committees to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         This Corporation may in its Bylaws confer powers and authority upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

                                  ARTICLE IX.

         Prior to the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.





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                                   ARTICLE X.

         Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board of Directors, pursuant to a resolution approved by a majority of the members of the Board of Directors at the time in office, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of common stockholders or to propose business at a special meeting of stockholders. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required on and after the Trigger Date to amend or repeal, or to adopt any provision inconsistent with, this Article X.

                                  ARTICLE XI.

         1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph 2 of this Article XI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred by defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XI or otherwise. The Corporation may, by action of its Board of Directors, provide





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indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         2. If a claim under paragraph 1 of this Article XI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereinafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                                  ARTICLE XII.

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article XIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article XII, a director shall not be liable to the Corporation or its stockholders to such further





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extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Delaware General Corporation Law.

                                 ARTICLE XIII.

         The provisions of Section 203 of the Delaware General Corporation Law shall not be applicable to the Corporation.

                                  ARTICLE XIV.

         The stockholders and Board of Directors of the Corporation shall have the power, if the Bylaws so provide, to hold their meetings and to keep the books of the Corporation (except such as are required by the laws of Delaware to be kept in Delaware) and documents and papers of the Corporation outside the State of Delaware and have one or more offices within or without the State of Delaware at such places as may be designated from time to time by the Board of Directors.

                                  ARTICLE XV.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.





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         3.      This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the state of Delaware.

         IN WITNESS WHEREOF, said Azurix Corp. has caused this Restated Certificate of Incorporation to be signed by John C. Ale, its Executive Director and General Counsel, this 21st day of May, 1999.


                                         Azurix Corp.


                                         By: /s/ JOHN C. ALE
                                            ------------------------------------
                                         Name:   John C. Ale
                                         Title:  Executive Director and
                                                 General Counsel

ATTEST:

/s/ NORMA A. TIDROW
-----------------------------
Norma A. Tidrow
Assistant Secretary





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